Exhibit 99.3

News Release
Schering-Plough Corporation 2000 Galloping Hill Road Kenilworth, New Jersey 07033-0530

FOR RELEASE: IMMEDIATELY	Contact:	Robert J. Consalvo (908) 298-7409

SCHERING-PLOUGH ANNOUNCES NEW ORGANIZATIONAL STRUCTURE
FOR GLOBAL PHARMACEUTICAL BUSINESS

KENILWORTH, N.J., July 7, 2003 – Schering-Plough Corporation (NYSE: SGP) today announced a new organizational structure for its Global Pharmaceutical Business (GPB), consolidating several previously autonomous prescription pharmaceutical business units into a unified, globally integrated operation under the leadership of Carrie Cox, executive vice president and president, Global Pharmaceuticals. The changes become effective August 1.

     “The organizational blueprint announced today will help to strengthen the company’s performance by focusing on the critical U.S. market,” explained Cox. “Through this structure and driven by top executives in the industry, Schering-Plough will be positioned to maximize our global in-line product portfolio and help build our pipeline for the future.”

     The new GPB structure focuses on key products, countries and customer groups. Guiding principles for this new organization include:

•	Flat organizational design (lean, efficient and action-oriented);

•	Global roles for the senior team;

•	P&L accountability with a focus on key products and countries;

•	Deep functional expertise; and

•	Greater shared accountability across the organization.

     The new organization will feature a globally consolidated P&L in which countries and regions share accountability with global brand teams. It will consist of seven units organized by geographies, customers and products. The heads of the seven units will report directly to Cox. The intent is to sharpen the company’s focus on its key products in major markets around the world, while providing enhanced support to drive performance in all countries.

Regions: J-LAFE and EUCAN

The company’s current international pharmaceutical business will be broken out into two regions: Japan, Latin America, Far East (J-LAFE) and Europe, Canada, Middle East and Africa (EUCAN). Tom Lauda, who has been the acting head of the international pharmaceutical business, will head the J-LAFE region. Lauda has extensive international experience in these critical markets and will focus on launching and maximizing the company’s product portfolio in Japan, the world’s second-largest pharmaceutical market.

     Apet Iskenderian will be joining Schering-Plough as the head of the EUCAN region. Iskenderian has more than 30 years of extensive and diversified international experience in the industry, including a deep knowledge of the markets that he will manage. Most recently, he was the group vice president and president of Europe, Middle East & Africa at Pharmacia. At this time, no additional changes to the EUCAN infrastructure, individual country general managers or sales organizations are being implemented.

U.S. and Global Marketing

Schering-Plough is making significant changes in the U.S. and global marketing organization to accelerate the turnaround and drive the performance of the company’s brands worldwide. A customer-facing philosophy is core to the design of the new organization, which has been re-oriented around customers and products, and organized into global brand groups. Customer Groups will contain U.S. sales and marketing and regional marketing, which will work with the country operations.

     In the new organization, the global marketing department is eliminated and its people will be folded into the Customer Groups. The new organization has fewer layers, and brings senior management closer to the customer interface. An external search is ongoing for executives to head the Global Primary Care Customer Group and the Global Specialty Customer Group.

     The Primary Care Customer Group will be composed of three areas: products (including CLARINEX, NASONEX, ASMANEX), U.S. sales and consumer communications. Chuck Ziakas will be joining Schering-Plough as vice president of primary care sales and will also be responsible for U.S. sales training, reporting to the head of the Global Primary Care Customer Group. Ziakas brings 27 years of sales experience and was previously vice president of oncology sales, U.S.A., at Novartis.

     The Specialty Customer Group will encompass four global product groups organized around key specialty growth drivers: the PEG-INTRON hepatitis C franchise, REMICADE, INTEGRILIN and oncology products, which includes TEMODAR. Global brand teams for these product groups will report to the respective customer group head.

ZETIA

A new position has been created to represent Schering-Plough in the Merck/Schering-Plough Pharmaceuticals joint venture. This role will focus on implementation in the United States, working with the regions and charting the future for ZETIA in Japan, where Schering-Plough retains sole development rights. Lauda will serve as the acting head as the company conducts a search to fill this important role. This position also will oversee the company’s U.S. managed care group.

Global Business Operations

Schering-Plough is committed around the world to the concept of functional excellence and the consolidation of shared services. Consequently, the company has consolidated and streamlined key support functions as part of the Global Business Operations (GBO) unit, which will have responsibility for U.S. sales operations and distribution, global training, global planning and financial forecasting, new product development, global market research, pricing/contracting, finance and information technology (IT). As part of this unit, the company is creating a new function, commercial development, to provide commercial input on compounds and products in the pipeline, and to work jointly with R&D on portfolio assessment and management. The GBO unit will provide functional support in these areas to all regions, products and customers. In addition, GBO will have responsibility for the Warrick Pharmaceuticals generics business. This unit is headed by Bruce Reid, who joins Schering-Plough as senior vice president, Global Business Operations, reporting to Cox. Reid previously was group vice president of Global Business Operations at Pharmacia.

Global Scientific Research & Health Outcomes

The Global Scientific Research & Health Outcomes Group will report to Cox with a dotted line relationship to Schering-Plough Research Institute (SPRI). Uli Goldmann, M.D., will serve as acting head of this newly expanded area. He previously managed the company’s global pharmacoeconomics studies, international product labeling, U.S. Phase IV studies and Drug Information Services. The activities of this group are important in helping to further develop scientific knowledge and data about the company’s products for the benefit of physicians and patients. The company will set and enforce high standards for post-marketing research to ensure compliance, business integrity and scientific rigor.

     The company today also announced that Richard Zahn intends to retire following a transition period from his position as president, Schering Laboratories, after 11 years of service to the company. The company wishes to express its thanks to Zahn for his significant contributions, noting that he pioneered efforts in direct-to-patient advertising that helped catalyze the growth of Schering-Plough into a leading pharmaceutical company. Schering-Plough would also like to thank Hans-Jorg Kummer, chairman Europe/Canada/Middle East, Africa, for his outstanding contributions throughout his 34 years at the company, during which he managed diverse businesses across numerous countries and continents.

     DISCLOSURE NOTICE: The information in this press release includes certain “forward-looking” statements concerning, among other things, the company’s business prospects, which the reader of this release should understand are subject to substantial risks and uncertainties. The company’s business prospects may also be adversely affected by general market and economic factors, competitive product development, product availability, current and future branded, generic and OTC competition, market and patient acceptance of new products, federal and state regulations and legislation, the regulatory review process in the United States and foreign countries for new products and indications, existing manufacturing issues and new manufacturing issues that may arise, timing of trade buying, patent positions, litigation and investigations, and instability or destruction in a geographic area important to the company due to reasons such as war or SARS. For further details and a discussion of these and other risks and uncertainties, see the company’s Securities and Exchange Commission filings, including the company’s 10-Q for the 2003 first quarter and its 8-Ks.

     Schering-Plough is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide.

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